UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

400 Rella Boulevard

Montebello, New York 10901

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2019

This proxy statement supplement (this “Supplement”), dated May 10, 2019, supplements the definitive proxy statement (the “Proxy Statement”) filed by Sterling Bancorp (referred to herein as the “Company,” “we,” or “our” as the context requires) with the U.S. Securities and Exchange Commission (the “SEC”) on April 17, 2019, and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for our 2019 Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern time on Wednesday, May 29, 2019, through a virtual meeting via live webcast at http://www.virtualshareholdermeeting.com/STL2019 (the “Annual Meeting”). The purpose of this Supplement is to provide clarifying information with respect to Proposal II contained in the Proxy Statement.

Explanatory Note

This Supplement is being filed with the SEC and is being made available to our stockholders on or about May 10, 2019. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As such, only stockholders of record as of the close of business on April 5, 2019 are entitled to receive notice of and to vote at the Annual Meeting and any further adjournments or postponements thereof.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, our stockholders should rely on the information contained in this Supplement. However, this Supplement should only be read in conjunction with the Proxy Statement, which contains important information.

Supplement to Proposal II

Proposal II relates to the approval of amendments to the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan (the “Plan”). The amendments proposed to be made to the Plan in Proposal II of the Proxy Statement were to increase the number of shares reserved for issuance thereunder by 2,545,682 shares (for an aggregate 7,000,000 shares) and to effect certain tax related updates as a result of the Tax Cuts and Jobs Act of 2017 (the “TCJA”). As of April 5, 2019, there were 778,517 shares available for future grants under the Plan, and with the proposed 2,545,682 share addition, would result in an aggregate of 3,324,199 shares of common stock available for issuance under the Plan.

In addition to including the full text of the proposed amended 2015 Omnibus Plan in Annex A to the Proxy Statement, our description of such amendments emphasized that the TCJA no longer allows for an exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stated that our proposed amendments to the 2015 Omnibus Plan in this respect remove the ability to grant new awards under Section 162(m) of the Code. Specifically, our proposed amendments removed such Code Section 162(m) provisions from being applicable to awards granted after effectiveness of the TCJA while retaining eligibility of such exemption for awards granted prior to the TCJA’s effectiveness.

Section 162(m) of the Code limits the annual tax deductibility by the Company of compensation paid to each covered executive officers to $1,000,000. Historically, there had been an exception to this annual $1,000,000 tax deduction limit for qualifying performance-based compensation, which included stock options and stock appreciation rights (“SARs”) or other performance-based awards granted pursuant to a plan approved by stockholders. Amongst other requirements, such exception required that the Company establish within its incentive or similar plan certain limitations for grants to executives, which the Company set and its stockholders approved in the 2015 Omnibus Plan as not exceeding in any calendar year more than the following per participant: 700,000 stock options, or SARs with respect to more than 700,000 shares, or 200,000 shares in other equity awards denominated in shares, or $4 million in all awards denominated in cash or property other than shares (the “Annual Limitations”). However, as a result of the TCJA, effective January 1, 2018, this Code Section 162(m) performance-based compensation deduction exception has been eliminated for taxable years beginning after December 31, 2017. As a result, Code Section 162(m) performance-based compensation is no longer applicable to future, post-TCJA effective date, awards made under the Plan, and the Plan no longer needs to contain the Annual Limitations previously required under the performance-based compensation provisions of Section 162(m) of the Code.

1

For this reason, we made a number of amendments to the Plan to reflect the elimination of the applicability of the Section 162(m) performance-based compensation exception including removal of the Annual Limitations. Such limits were an important provision of the Plan when compliance with such Code Section 162(m) exception was necessary for the Company to deduct, on the Company’s federal income tax return, performance-based compensation of the Company’s executives to which Code Section 162(m) applied. However, the Company believes such Annual Limitations, and other Section 162(m)-related provisions, are no longer required and has determined it is advisable to remove them from the Plan. In our Proxy Statement description of Proposal II, we expressly outlined the remaining limits on award issuances under the proposed amendments to the Plan that were unaffected by the TCJA, which include (i) limiting the number of shares of common stock that may be granted to any one non-employee director during any calendar year to 10,000 and (ii) pursuant to the Code, the aggregate fair market value (determined at the grant date) of the stock with respect to which incentive stock options are first exercisable by any individual during any calendar year shall not exceed $100,000. However, we did not separately call out the removal of the Annual Limitations, which this Supplement clarifies.

The Compensation Committee makes annual Plan awards, and in some cases supplemental Plan awards, to executive officers in accordance with the determinations described in the Proxy Statement provided to stockholders. The prior restrictions on the number of Plan awards to be made in each calendar year had the potential to restrict the discretion of the Compensation Committee in making awards to executive officers. Such awards are designed to provide appropriate incentives to the executive officers and to align their interests with those of stockholders, subject to the provisions of the Plan.

Voting

Our stockholders should note the following:

•	We will not make available or distribute, and our stockholders do not need to sign, new proxy cards or submit new voting instructions.

•	Proxy cards or voting instructions received and providing direction on the proposals to be considered at the Annual Meeting will remain valid and in effect, and will be voted as directed.

•	If you have already submitted a proxy card or voting instructions, you do not need to resubmit your proxy card or voting instructions with different directions, unless you wish to change any previously cast votes. You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting.

o	For shares held directly in your name, you may accomplish this by: (a) filing with the Corporate Secretary of Sterling a written revocation or a duly executed proxy card bearing a later date or (b) attending the Annual Meeting, revoking your proxy and voting electronically (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

o	For shares not registered in your own name, you will need additional documentation from your record holder in order to vote at the Annual Meeting.

Each stockholder’s vote regarding the proposals in the Proxy Statement is important. We ask that our stockholders vote on the proposals described in the Proxy Statement. Copies of the Proxy Statement and this Supplement are available on our website www.sterlingbancorp.com, under “Corporate Governance” and “Governance Documents,” and written copies are available to stockholders upon written request to Sterling Bancorp, 400 Rella Boulevard, Montebello, New York 10901, Attention: Investor Relations or by calling us at (845) 369-8040.

2